Exhibit-99.1

FOR IMMEDIATE RELEASE:

ASHLAND, Kentucky - February 13, 2015 - TX Holdings, Inc. (OTC Markets OTCQB: TXHG), a supplier of mining and rail products to the U.S. coal mining industry, today announced financial results for the first quarter, 2015.  The company’s revenue decreased during the first quarter 2015 due to lower sales demand in the industry for coal supplies, resulting in our reporting a first quarter loss.

Mr. Shrewsbury, the company’s CEO and Chairman, stated that during the first quarter 2015, we had sales of $641,000 a decrease of approximately 28.6% when compared to the same period in 2014.  However, we are optimistic that our revenue will increase during the second and subsequent quarters, as the coal mining industry picks up production and demand for our products normalizes. Our revenues for the first five weeks of the second fiscal quarter almost equal that of the first quarter and we are hopeful that this trend will continue throughout the year.  Also, we anticipate revenue from sales of our new “The Bag Rack” product as we begin increasing our marketing efforts.

First Quarter 2015 Financial Summary

Revenue for first quarter 2015 was $640,788, a decrease of $257,093 or 28.6% compared to 2014.

Cost of goods sold for the current quarter was $523,346 compared to $670,409 in 2014, a decrease of 21.9%.

Gross profit for first quarter 2015 was $117,442, a decrease of 48.4% compared to 2014.

Net loss for first quarter of 2015 was $145,283 compared to a a net profit in the same quarter of 2014 of 19,647.

Earnings (loss) per diluted share was $0.00 remaining unchanged from 2014.

Operating expenses decreased 14.5%.  Other expenses in the first quarter 2015 were $25,475 compared to other income of $69,717 in 2014. The reported other income in 2014 resulted from a gain on the extinguishment of debt from prior years.

Cash used in operating activities for first quarter 2015 was $151.048 as compared to $25,319 during the first quarter of 2014. The increase was a direct result of the $145,283 net loss incurred by the Company during the current quarter. Cash flows provided by financing activities increased by $160,349 due to a drawdown in the Company’s line of credit of $171,049.  At December 31, 2014, the company had cash and cash equivalents of $80,983, an increase of $8,199 when compared to September 30, 2014.  To fund ongoing operations, the company continued to rely upon financing provided by its CEO, including  a note and  noninterest bearing advances aggregating $2.03 million and a secured bank line of credit,  of which $719,549 had been drawn upon at quarter end.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA) and other applicable law.  When used, the words “believe”, “anticipate”, “estimate”, “project”, “should”, “expect”, “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: our ability to implement our business strategy; our financial strategy; a downturn in economic environment; our failure to meet growth and productivity objectives; a failure of our innovation initiatives; risks from investing in growth opportunities; fluctuations in financial results and purchases; the impact of local legal, economic, political and health conditions; adverse effects from environmental matters and tax matters; ineffective internal controls; our use of accounting estimates; our ability to attract and retain key personnel and our reliance on critical skills; impact of relationships with critical suppliers; currency fluctuations and customer financing risks; the impact of changes in market liquidity conditions and customer credit risk on receivables; our reliance on third party distribution channels; Securities and Exchange Commission regulations related to trading in “penny stocks;” the continued availability of certain financing provided by our CEO; and other risks, uncertainties and factors discussed in our Quarterly Reports on Forms10-Q, our Annual Report on Form 10-K and in our other filings with the SEC or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  We assume no obligation to update or revise any forward-looking statement.  Notwithstanding the above, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1933, as amended, expressly state that the safe harbor for forward looking statements does not apply to companies that issue penny stocks.  Because we may from time to time be considered to be an issuer of penny stock, the safe harbor for forward looking statements under the PSLRA may not be apply to us at certain times.

Contact:

William “Buck” Shrewsbury
Chairman and CEO
TX Holdings, Inc.
(606) 928-1131

TX HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2014 and September 30, 2014
	(Unaudited)	(Unaudited)
	December 31,	September 30,
	2014	2014
ASSETS
Current assets:
Cash and cash equivalents	$80,983	$72,784
Accounts receivable, net of allowance for doubtful accounts of $32,343 as of 12/31/14 and 9/30/14	497,593	502,617
Inventory	2,752,466	2,762,535
Commission advances	14,524	-
Note receivable-current	10,000	10,000
Other current assets	49,858	45,327
Total current assets	3,405,424	3,393,263

Property and equipment, net	72,122	72,530
Note receivable, less current portion	19,983	21,289
Other	500	-

Total Assets	$3,498,029	$3,487,082

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accrued liabilities	$600,203	$606,099
Accounts payable	1,056,333	1,054,556
Advances from stockholders/officers	32,637	43,337
Bank-line of credit	719,549	548,500
Total current liabilities	2,408,722	2,252,492

Note payable to a stockholder	2,000,000	2,000,000
Total Liabilities	4,408,722	4,252,492

Commitments and contingencies

Stockholders’ deficit:

Preferred stock: no par value, 1,000,000 shares authorized no shares outstanding	-	-
Common stock: no par value, 250,000,000 shares authorized, 48,053,084 shares issued and outstanding at December 31, 2014 and September 30, 2014	9,293,810	9,293,810
Additional paid-in capital	4,320,982	4,320,982
Accumulated deficit	(14,525,485)	(14,380,202)
Total stockholders’ deficit	(910,693)	(765,410)
Total Liabilities and Stockholders’ Deficit	$3,498,029	$3,487,082

The accompanying notes are an integral part of the consolidated financial statements

TX HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2014 and 2013
	(Unaudited)	(Unaudited)
	December 31,	December 31,
	2014	2013

Revenue	$640,788	$897,881

Cost of goods sold	(523,346)	(670,409)

Gross profit	117,442	227,472

Operating expenses, except items shown separately below:	153,764	108,322
Commission expense	40,573	107,493
Professional fees	40,097	59,227
Depreciation expense	2,816	2,500
Total operating expenses	237,250	277,542

Loss from operations	(119,808)	(50,070)

Other income and (expense):
Gain on extinguishment of accounts payable	-	93,167
Other income	6,173	-
Interest expense	(31,648)	(23,450)

Total other income and (expenses), net	(25,475)	69,717

Income (loss) before provision for income taxes	(145,283)	19,647

Provision for income taxes	-	8,000
Utilization of net operating loss carry forward	-	(8,000)

Net income (loss)	$(145,283)	$19,647

Net earnings (loss) per common share
Basic	$-	$-
Diluted	$-	$-

Weighted average of common shares outstanding-
Basic	48,053,084	48,053,084
Diluted	48,053,084	48,203,084

The accompanying notes are an integral part of the consolidated financial statements

TX HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended December 31, 2014 and 2013
	(Unaudited)	(Unaudited)
	December 31,	December 31,
	2014	2013
Cash flows provided/(used) by operating activities:
Net income (loss)	$(145,283)	$19,647
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation expense	2,816	2,500
Gain on extinguishment of accounts payable	-	(93,167)
Deposit write-off	-	200
Changes in operating assets and liabilities:
Accounts receivable	5,024	184,665
Inventory	10,069	(573,382)
Commission advances	(14,524)	(12,623)
Other current assets	(4,531)	12,418
Accrued liabilities	(5,896)	27,182
Accounts payable	1,777	401,241
Other assets	(500)	-
Stockholder/officers advances for operations	-	6,000
Net cash used in operating activities	(151,048)	(25,319)

Cash flows used in investing activities:
Notes receivable	1,306	-
Purchase of equipment	(2,408)	-
Net cash used in investing activities	(1,102)	-

Cash flows provided/(used) by financing activities:
Proceeds from bank line of credit	171,049	-
Proceeds from stockholder/officer advances	3,300	900
Repayment of stockholder/officer advances	(14,000)	(50,000)
Net cash provided by (used in) financing activities	160,349	(49,100)

Increase (decrease) in cash and cash equivalents	8,199	(74,419)
Cash and cash equivalents at beginning of period	72,784	175,028

Cash and cash equivalents at end of period	$80,983	$100,609

The accompanying notes are an integral part of the consolidated financial statements

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